Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form F-3 of our report dated April 28, 2023, relating to the consolidated financial statements of Intelligent Living Application Group Inc. and Subsidiaries for the years ended December 31, 2022 and 2021, included in the Registrant’s 2022 annual report on Form 20-F filed with the Securities and Exchange Commission on April 28, 2023.

/s/ Wei, Wei & Co., LLP

Flushing, New York
November 9, 2023